As filed with the Securities and Exchange Commission on May 25, 2022

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TENAX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2593535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

ONE Copley Parkway, Suite 490

Morrisville, North Carolina 27560

Telephone: (919) 855-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher T. Giordano

President and Chief Executive Officer

ONE Copley Parkway, Suite 490

Morrisville, North Carolina 27560

Telephone: (919) 855-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds

S. Halle Vakani

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 25, 2022

Prospectus

 Tenax Therapeutics, Inc.

21,192,054 Shares of Common Stock

This prospectus relates to the resale of up to 21,192,054 shares of our common stock, $0.0001 par value per share, from time to time in one or more offerings by the selling stockholder named herein and any additional selling stockholders who will be identified in one or more prospectus supplements.

The 21,192,054 shares offered hereby are issuable upon exercise of the Pre-Funded Warrants and Series E Warrants sold in the private placement described under “Summary — Recent Developments — Private Placement of Warrants” in this prospectus.

We will not receive any proceeds from the resale of the shares of our common stock offered hereby, although we will receive the exercise price of any exercised warrants paid to us by the selling stockholder, which will be used for working capital and general corporate purposes.

Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol TENX. On May 24, 2022, the last reported sale price of our common stock was $0.5886 per share.

The selling stockholder may offer all or part of the shares registered hereby for resale from time to time directly to purchasers, through agents selected by the selling stockholder, or to or through underwriters or dealers, at either prevailing market prices or at privately negotiated prices. If agents, underwriters or dealers are used in the sale of the shares by the selling stockholder, such agents, underwriters or dealers will be named and their compensation described in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 10 of this prospectus and the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this process, the selling stockholder may from time to time, in one or more offerings, sell the shares of common stock described in this prospectus.

A prospectus supplement may also add, update, or change the information contained or incorporated in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell and seeking offers to buy the common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

When we refer to “Tenax Therapeutics,” “the Company,” “we,” “our,” and “us” in this prospectus, we mean Tenax Therapeutics, Inc., a Delaware corporation, unless otherwise specified. References to our “common stock” refer to the common stock, par value $0.0001 per share, of Tenax Therapeutics, Inc.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future development of and markets for our products and trends in and anticipated levels of and needs with respect to revenue, cash, gross margins, and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect,” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to risks related to our financial position and need for additional capital, our business strategy and operations, drug development and commercialization, our industry, our dependence on third parties, intellectual property, ownership of our common stock, and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” on page 10 of this prospectus, in our most recent Annual Report on Form 10-K, and subsequent reports filed with the SEC. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus and the information incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus before making an investment decision. See the Risk Factors section of this prospectus on page 8 for a discussion of the risks involved in investing in our securities.

Overview

Tenax Therapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. Effective June 30, 2008, we changed the domiciliary state of the corporation to Delaware and changed the Company name to Oxygen Biotherapeutics, Inc. On September 19, 2014, we changed the Company name to Tenax Therapeutics, Inc.

On November 13, 2013, we acquired a license granting Life Newco, our wholly-owned subsidiary, an exclusive, sublicensable right to develop and commercialize pharmaceutical products containing levosimendan, 2.5 mg/ml concentrate for solution for infusion / 5ml vial in the United States and Canada. On October 9, 2020 and January 25, 2022, we entered into amendments to the license to include two product dose forms containing levosimendan, in capsule and solid dosage form, and a subcutaneously administered product containing levosimendan, subject to specified limitations.

On January 15, 2021, we acquired 100% of the equity of PHPrecisionMed Inc., a Delaware corporation, or PHPM, with PHPM surviving as our wholly-owned subsidiary. As a result of the merger, we plan to develop and commercialize pharmaceutical products containing imatinib for the treatment of pulmonary arterial hypertension, or PAH.

The address of the principal executive offices of Tenax Therapeutics is ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 and telephone number is (919) 855-2100.

Strategy

Our principal business objective is to identify, develop, and commercialize late-stage pharmaceutical therapeutic products for serious cardiovascular and pulmonary diseases with high unmet medical need. The key elements of our business strategy are outlined below.

•	Efficiently conduct clinical development to establish clinical proof of principle in new indications, refine formulation, and commence Phase 3 testing of our current product candidates.

Levosimendan and imatinib have been approved and prescribed globally for more than 20 years, but we believe their mechanisms of action have not been fully exploited, despite promising evidence they may significantly improve the lives of patients with pulmonary hypertension. We are conducting clinical development with the intent to establish proof of beneficial activity in cardiopulmonary diseases in which these therapeutics would be expected to have benefit for patients with diseases for which either no pharmaceutical therapies are approved at all, or in the case of PAH, where numerous expensive therapies generally offer a modest reduction of symptoms. Our focus is primarily on designing and executing formulation improvements, protecting these innovations with patents and other forms of exclusivity, and employing innovative clinical trial science to establish a robust foundation for subsequent development, product approval, and commercialization.

•

Efficiently explore new high-potential therapeutic applications, in particular where expedited regulatory pathways are available, leveraging third-party research collaborations and our results from related areas.

Levosimendan has shown promise in multiple disease areas in its two decades of use following its approval. In order to achieve our objectives of developing these medicines for new groups of patients, we have established collaborative research relationships with investigators from leading research and clinical institutions, and our strategic partners. Additionally, we believe we will be able to leverage clinical safety data and preclinical results from some programs to support accelerated clinical development efforts in other areas, saving substantial development time and resources compared to traditional drug development.

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•	Continue to expand our intellectual property portfolio.

Our intellectual property, and the confidentiality of all our company information, is important to our business and we take significant steps to protect its value. We have ongoing research and development efforts, both through internal activities and through collaborative research activities with others, which aim to develop new intellectual property and enable us to file patent applications that cover new applications of our existing technologies, alone or in combination with existing therapies, as well as other product candidates.

•	Enter into licensing or product co-development arrangements.

In addition to our internal development efforts, an important part of our product development strategy is to work with collaborators and partners to accelerate product development, maintain our low development and business operations costs, and broaden our commercialization capabilities globally.

As we focus on the development of our existing product candidates, we also continue to position ourselves to execute upon licensing and other partnering opportunities. To do so, we will need to continue to maintain our strategic direction, manage and deploy our available cash efficiently and strengthen our collaborative research development and partner relationships.

On January 4, 2022, the Company was issued US Pat. No. 11,213,524, entitled PHARMACEUTICAL COMPOSITIONS FOR SUBCUTANEOUS ADMINISTRATION OF LEVOSIMENDAN, which is directed towards the use of levosimendan via subcutaneous administration for treating a subject having a health condition of any kind, such as heart failure, pulmonary hypertension including PH-HFpEF, chronic kidney disease, stroke, or other health conditions. The patent is expected to expire no earlier than 2039, exclusive of any possible extensions. The Company also has a PCT international application pending, with a U.S. counterpart already under examination, that describes and claims methods of treating the Company’s first intended clinical indication, PH-HFpEF, by providing levosimendan by any route of administration.

Recent Developments

Private Placement of Warrants

On May 17, 2022, Tenax entered into a securities purchase agreement (the “Purchase Agreement”) with Armistice Capital Master Fund, Ltd. (the “Investor”) pursuant to which the Company agreed to sell and issue to the Investor 10,596,027 units (“Units”) in a private placement at a purchase price of $0.755 per Unit (the “Private Placement”). Each Unit consisted of one unregistered pre-funded warrant to purchase one share of common stock, par value $0.0001 (collectively the “Pre-Funded Warrants”) and one unregistered warrant to purchase one share of common stock (collectively the “Series E Warrants” and together with the Pre-Funded Warrants, the “Warrants”). In the aggregate, 21,192,054 shares of the Company’s common stock are underlying the Warrants (the “Warrant Shares”). The aggregate gross proceeds to the Company of the Private Placement were approximately $8.0 million.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share of common stock, is immediately exercisable, may be exercised at any time until exercised in full and is subject to customary adjustments. Each Series E Warrant has an exercise price of $0.63 per share of common stock, is immediately exercisable, will expire five and one-half years from the date of issuance and is subject to customary adjustments. The Warrants may not be exercised if the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 9.99% of the Company’s outstanding common stock immediately after exercise. However, the holder may increase (upon 61 days’ prior notice from the holder to the Company) or decrease such percentage, provided that in no event such percentage exceeds 9.99%.

Also on May 17, 2022, and in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register for resale the Warrant Shares within 120 days following the date of the Registration Rights Agreement.

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Under certain circumstances, including, but not limited to, (i) if the registration statement is not filed by the earlier of 45 days after the date of the Registration Rights Agreement (ii) if the registration statement has not been declared effective (A) by the 120th day after the date of the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the “SEC”), the 150th day after the date of the Registration Rights Agreement) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments then the Company has agreed to pay the Investor, as partial liquidated damages, an amount equal to 1.0% of the Investor’s aggregate subscription amount paid pursuant to the Purchase Agreement.

In connection with the Private Placement, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor pursuant to which the Company agreed to amend certain previously issued warrants held by the Investor, as follows:

i.

the warrants issued on July 8, 2021 to purchase 4,773,269 shares of common stock at an exercise price of $1.97 per share, were amended by reducing the existing exercise price to $0.63 and extending the termination date of the warrant to January 8, 2029;

ii.

the Series B warrants issued on July 8, 2020 to purchase 3,175,924 shares of common stock at an exercise price of $0.903 per share, were amended by extending the termination date of the warrant to January 8, 2028;

iii.

the Series C warrants issued on July 8, 2020 to purchase 4,607,692 shares of common stock at an exercise price of $0.903 per share, were amended by extending the termination date of the warrant to January 8, 2028;

iv.

the warrants issued on March 13, 2020 to purchase 2,360,313 shares of common stock at an exercise price of $1.04 per share, were amended by reducing the existing exercise price to $0.63 and extending the termination date of the warrant to September 15, 2027; and

v.

the Series 2 warrants issued on December 11, 2018 to purchase 2,072,538 shares of common stock at an exercise price of $1.93 per share, were amended by reducing the existing exercise price to $0.63Price and extending the termination date of the warrant to December 11, 2025.

All of the warrants and pre-funded warrants held by the Investor are subject to beneficial ownership limitations (9.99% for all pre-funded warrants and either 4.99% or 9.99%, as set forth in each respective warrant) that prohibit the Investor from exercising any portion of any warrant to the extent that, following such exercise, the Investor’s ownership of the Company’s common stock would exceed the relevant beneficial ownership limitation.  The beneficial ownership limitations, taken as a whole, cap the Investor’s ownership in the Company’s common stock at 9.99% of the Company’s outstanding shares, other than to the extent the Investor were to acquire additional shares on the open market.

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The Offering

This prospectus relates to the resale by the selling stockholder named herein and any additional selling stockholders who will be identified in one or more prospectus supplements of up to 21,192,054 shares of our common stock issuable upon exercise of: (i) the Series E Warrants to purchase 10,596,027 shares of common stock with an exercise price of $0.63 per share that expires on November 19, 2027 and (ii) the Pre-Funded Warrants to purchase 10,596,027 shares of common stock with an exercise price of $0.0001 per share.

Common stock offered by us in this offering:	We are not selling any shares of common stock pursuant to this prospectus.
Common stock offered by selling stockholder:	21,192,054 shares

Common stock outstanding before this offering:(1)	25,206,914 shares
Common stock outstanding after this offering:	46,398,968 shares
Use of proceeds:

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholder, although we will receive proceeds from the exercise price of any Warrants exercised on a cash basis. We intend to use those proceeds, if any, for working capital and general corporate purposes.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information contained in this prospectus or otherwise incorporated by reference before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “TENX”.

(1)

Unless otherwise indicated, all references in this prospectus to the number of shares of our common stock to be outstanding after this offering is based on 25,206,914 shares outstanding as of May 19, 2022 and excludes:

•	699,470 shares are reserved for issuance upon exercise of outstanding options issued under the Company’s stock option plans;

•	600,000 shares are reserved for issuance upon exercise of outstanding options issued pursuant to the employment inducement award exemption provided by Nasdaq Listing Rule 5635(c)(4);

•	52,154,095 shares are reserved for issuance upon exercise of outstanding warrants to purchase common stock; and

•	210 shares of convertible preferred stock, convertible into 210 shares of common stock.

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RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement is speculative and involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of such securities. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference into this prospectus.

Sales of shares of our common stock by the selling stockholder may cause our stock price to decline.

As of May 19, 2022, we had 25,206,914 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the selling stockholder, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholder. To the extent we receive proceeds from the exercise of warrants held by the selling stockholder, we will use those proceeds for working capital and other general corporate purposes.

We may receive up to a total of $6,676,566.61 in gross proceeds if all of the Warrants are exercised hereunder for cash. However, as we are unable to predict the timing or amount of potential exercises of the Warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrants.

The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax, or legal services, or any other expenses they incur in disposing of their shares. We will incur certain expenses in connection with the registration with the SEC of the shares of our common stock to be sold by the selling stockholder.

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SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those issuable to the selling stockholder upon exercise of the Warrants. For additional information regarding the issuances of those Warrants, see “Summary — Recent Developments — Private Placement of Warrants” above. We are registering the shares of common stock underlying the Warrants in order to permit the selling stockholder to offer such shares for resale from time to time.

Except as described herein, the selling stockholder has not had any material relationship with us within the past three years. Armistice Capital, LLC (“Armistice”) is a significant indirect beneficial owner of the Company’s equity securities, which securities are directly held by the selling stockholder named herein, Armistice Capital Master Fund Ltd. (the “Master Fund”). In the last three years, Master Fund has participated in offerings of the Company’s securities, as described under “Summary — Recent Developments — Private Placement of Warrants” in this prospectus, as well as (i) in July 2021, the Company issued and sold to Master Fund 4,773,269 units, each unit consisting of one unregistered pre-funded warrant to purchase one share of common stock and one unregistered warrant to purchase one share of common stock, in a private placement at a purchase price of $2.095 per unit, for an aggregate purchase price of approximately $10.0 million; (ii) in July 2020, the Company issued and sold to the Master Fund an aggregate of 2,523,622 shares of common stock, 5,260,005 pre-funded warrants to purchase one share of common stock and 7,783,616 warrants to purchase one share of common stock, for an aggregate purchase price of approximately $8.0 million; and (iii) in March 2020, the Company issued and sold to the Master Fund an aggregate of 750,000 shares of common stock, 1,610,313 pre-funded warrants to purchase one share of common stock and 2,360,313 warrants to purchase one share of common stock, for an aggregate purchase price of approximately $2.75 million. Additionally, Keith Maher is a managing director of Armistice and a member of the Company’s board of directors and Steven Boyd is the managing member of Armistice, a director of the Master Fund, and a member of the Company’s board, and may be deemed to have indirect beneficial ownership of the Company’s equity securities that are directly held by the Master Fund.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock, warrants and pre-funded warrants, as of May 19, 2022, assuming exercise of the warrants and pre-funded warrants held by the selling stockholder on that date, without regard to any beneficial ownership limitations on exercises (such beneficial ownership limitations are described further below).

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of the Registration Rights Agreement with the selling stockholder, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth and fifth columns assume the sale of all of the shares offered by the selling stockholder pursuant to this prospectus, and assume the exercise of the warrants and pre-funded warrants held by the selling stockholder on that date, without regard to any beneficial ownership limitations on exercises (such beneficial ownership limitations are described further below).

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Under the terms of the Warrants, the selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then-outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised. The numbers of shares in the columns below do not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution”.

Additionally, all of the other warrants and pre-funded warrants held by the Master Fund are also subject to beneficial ownership limitations (9.99% for all pre-funded warrants and either 4.99% or 9.99%, as set forth in each respective warrant) that prohibit the Master Fund from exercising any portion of any warrant to the extent that, following such exercise, the Master Fund’s ownership of the Company’s common stock would exceed the relevant beneficial ownership limitation.  The beneficial ownership limitations, taken as a whole, cap the Master Fund’s ownership in the Company’s common stock at 9.99% of the Company’s outstanding shares, other than to the extent the Master Fund were to acquire additional shares on the open market.

Name of Selling Security Holder	Number of shares of Common Stock Beneficially Owned Prior to Closing	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (1)
Armistice Capital Master Fund, Ltd. (2)	50,235,059	21,192,054	29,043,005	39.56%

(1)

Based upon 25,206,914 shares of common stock outstanding on May 19, 2022. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of May 19, 2022 through the exercise of any stock options, warrants or other rights or the conversion of preferred stock. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Master Fund and Steven Boyd share voting and dispositive power over 2,019,995 shares, 20,629,301 shares exercisable under pre-funded warrants and 27,585,763 shares issuable upon the exercise of warrants. Steven Boyd disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. All of the warrants and pre-funded warrants held by the Master Fund are subject to beneficial ownership limitations (9.99% for all pre-funded warrants and either 4.99% or 9.99%, as set forth in each respective warrant) that prohibit the Master Fund from exercising any portion of any warrant to the extent that, following such exercise, the Master Fund’s ownership of the Company’s common stock would exceed the relevant beneficial ownership limitation.  The beneficial ownership limitations, taken as a whole, cap the Master Fund’s ownership in the Company’s common stock at 9.99% of the Company’s outstanding shares, other than to the extent the Master Fund were to acquire additional shares on the open market. Consequently, the selling stockholder is not able to exercise all of its warrants and pre-funded warrants due to the aforementioned beneficial ownership limitations, which are not reflected in the table above.

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PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest (the “selling stockholders”) may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Stock Market LLC or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of our securities issuable hereunder and certain other legal matters have been passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Tenax Therapeutics, Inc. and Subsidiaries as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report of Cherry Bekaert LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting in auditing. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC. Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.tenaxthera.com. Our website and the information contained therein or connected thereto are not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022;
•	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 12, 2022, January 24, 2022, January 28, 2022, January 31, 2022, February 18, 2022, March 24, 2022, May 20, 2022, May 23, 2022; and
•	the description of our common stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents we subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, including prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. All requests should be sent to our Corporate Secretary by e-mail at Secretary@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100.

Copies of the documents incorporated by reference may also be found on our website at http://www.tenaxthera.com.

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21,192,054 Shares of Common Stock

________________________________

PROSPECTUS

________________________________

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. The selling stockholder will not be responsible for any of the expenses of this offering. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$1,303
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
Miscellaneous	$3,697
Total	$45,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation and Bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law. In addition, the Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

In addition, we have also entered into an indemnification agreement with certain of our directors and officers. The indemnification agreements require us to indemnify and hold harmless and advance expenses to each indemnitee in respect of acts or omissions occurring prior to the time the indemnitee ceases to be an officer and/or director of the Company to the fullest extent permitted by applicable law. The rights provided in the indemnification agreements are in addition to the rights provided in our Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

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Item 16. Exhibits.

		Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date

3.1.1	Certificate of Incorporation of Oxygen Biotherapeutics, Inc., dated April 17, 2008.	8-K	002-31909	3.01	June 30, 2008
3.1.2	Certificate of Amendment of the Certificate of Incorporation, effective November 9, 2009.	8-K	002-31909	3.1	November 13, 2009
3.1.3	Certificate of Amendment of the Certificate of Incorporation, effective May 10, 2013.	8-K	001-34600	3.1	May 15, 2013
3.1.4	Certificate of Amendment of the Certificate of Incorporation, effective September 19, 2014.	10-Q	001-34600	3.4	December 15, 2014
3.1.5	Certificate of Amendment of the Certificate of Incorporation, effective February 23, 2018.	8-K	001-34600	3.1	February 23, 2018
3.2	Certificate of Designation of Series A Convertible Preferred, dated December 10, 2018.	8-K	001-34600	4.1	December 11, 2018
3.3	Certificate of Designation of Series B Convertible Preferred Stock, dated January 15, 2021.	8-K	001-34600	4.1	January 19, 2021
3.4	Third Amended and Restated Bylaws.	10-Q	001-34600	3.1	September 9, 2015
4.1	Specimen Stock Certificate.	10-K	001-34600	4.1	July 23, 2010
4.2	Form of Pre-Funded Warrant (2022)	8-K	001-34600	4.1	May 20, 2022
4.3	Form of Series E Common Stock Warrant (2022)	8-K	001-34600	4.2	May 20, 2022
4.4	Warrant Amendment Agreement, dated as of May 17, 2022, by and between the Company and the Investor	8-K	001-34600	4.3	May 20, 2022
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	-	-	-	Filed herewith
10.1	Securities Purchase Agreement for Units, dated as of May 17, 2022 by and between the Company and the Investor	8-K	001-34600	10.1	May 20, 2022
10.2	Registration Rights Agreement, dated as of May 17, 2022 by and between Company and the Investor	8-K	001-34600	10.2	May 20, 2022
23.1	Consent of Cherry Bekaert LLP	-	-	-	Filed herewith
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)	-	-	-	Filed herewith
24.1	Power of Attorney (contained on signature page)	-	-	-	Filed herewith
107	Calculation of Registration Fee	-	-	-	Filed herewith

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on May 25, 2022.

TENAX THERAPEUTICS, INC.

By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Christopher T. Giordano and Eliot M. Lurier, and each of them as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher T. Giordano	President and Chief Executive Officer and Director	May 25, 2022
Christopher T. Giordano	(Principal Executive Officer)

/s/ Eliot M. Lurier	Interim Chief Financial Officer	May 25, 2022
Eliot M. Lurier	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gerald Proehl	Chairman of the Board and Director	May 25, 2022
Gerald Proehl

/s/ June Almenoff, MD	Director	May 25, 2022
June Almenoff, MD

/s/ Steven Boyd	Director	May 25, 2022
Steven Boyd

/s/ Michael Davidson, MD	Director	May 25, 2022
Michael Davidson, MD

/s/ Declan Doogan, MD	Director	May 25, 2022
Declan Doogan, MD

/s/ Robyn M. Hunter	Director	May 25, 2022
Robyn M. Hunter

/s/ Keith Maher, MD	Director	May 25, 2022
Keith Maher, MD

/s/ Stuart Rich, MD	Director	May 25, 2022
Stuart Rich, MD

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